Exhibit 10.3

BAKER HUGHES INCORPORATED PERFORMANCE UNIT AWARD AGREEMENT AWARD OF PERFORMANCE UNITS PAYABLE IN CASH The Compensation Committee (the “Committee”) of the Board of Directors of Baker Hughes Incorporated, a Delaware corporation (the “Company”), pursuant to the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan (the “Plan”), hereby awards to you, the above named Participant, effective as of the Grant Date set forth above (the “Grant Date”), that number of Performance Units set forth above (each, a “Performance Unit”, and collectively, the “Performance Units”), on the terms and conditions set forth in this Performance Unit Award Agreement (this “Agreement”). Each Performance Unit provides you an opportunity to earn a cash payment based upon the achievement of certain performance goals established by the Committee (the “Performance Goals”) for the three-year period beginning January 1 of the year of the Grant Date and ending December 31 of the year containing the third anniversary of the Grant Date (the “Performance Period”). The Performance Goals and the formulas for determining the amounts payable under this Agreement established by the Compensation Committee are available for your review on the Baker Hughes Direct website at www.bakerhughesdirect.com. The Committee may not increase the amount payable under this Agreement. If the Performance Goals are not achieved at a minimum level of performance and a Change in Control of the Company has not occurred on or before the last day of the Performance Period, then the award pursuant to this Agreement shall lapse and be forfeited as of the end of the Performance Period. The Committee’s determination of whether the Performance Goals applicable to this Agreement are achieved shall be binding upon all persons. Any amount payable to you pursuant to this Agreement will be paid to you by the Employer by March 15, after the end of the Performance Period (the “Scheduled Payment Date”), unless otherwise provided under the attached Terms and Conditions of Performance Unit Award Agreements (the “Terms and Conditions”). Such payment will be made to you in exchange for the Performance Units and thereafter you shall have no further rights with respect to such Performance Units or this Agreement. If a Change in Control of the Company occurs or your employment with the Company and Affiliates terminates on or before the last day of the Performance Period, your rights to the Performance Units and a payment under this Agreement will be determined as provided in the Terms and Conditions.

The Performance Units that are awarded hereby to you shall be subject to the prohibitions and restrictions set forth herein with respect to the sale or other disposition of such Performance Units and the obligation to forfeit and surrender such Performance Units. The Performance Units and your rights under this Agreement may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of (other than by will or the applicable laws of descent and distribution). Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company Group shall not be bound thereby. Capitalized terms that are not defined herein shall have the meaning ascribed to such terms in the Plan or the Terms and Conditions. In accepting the award of Performance Units set forth in this Agreement you accept and agree to be bound by all the terms and conditions of the Plan, this Agreement and the Terms and Conditions. The shares of Common Stock (the “shares”) that may be issued under this Plan are registered with the Securities and Exchange Commission (“SEC”) under a Registration Statement on Form S-8. A Prospectus describing the Plan and the shares and the Terms and Conditions can be found on the Baker Hughes Direct website at www.bakerhughesdirect.com. You may obtain a copy of the Plan Prospectus by requesting it from the Company. BAKER HUGHES INCORPORATED Martin S. Craighead Chairman and Chief Executive Officer

BAKER HUGHES INCORPORATED

TERMS AND CONDITIONS

OF

PERFORMANCE UNIT AWARD AGREEMENTS

These Terms and Conditions are applicable to a performance unit granted pursuant to the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan (the “Plan”) and are incorporated as part of the Performance Unit Agreement setting forth the terms of such performance unit (the “Agreement”).

1.	CHANGE IN CONTROL/TERMINATION OF EMPLOYMENT. The following provisions will apply in the event a Change in Control of the Company occurs, or your employment with the Company and all Affiliates (collectively, the “Company Group”) terminates, before the last day of the Performance Period (as that term is defined in the Performance Unit Agreement awarded to you (the “Agreement”)).

1.1 Termination Generally. If your employment with the Company Group terminates on or before the last day of the Performance Period for any reason other than one of the reasons described in Sections 1.2 through 1.5 below, all of your rights in the Agreement, including all rights to the Performance Units granted to you, will lapse and be completely forfeited on the date your employment terminates.

1.2 Change in Control. If a Change in Control of the Company occurs on or before the last day of the Performance Period and your employment with the Company Group does not terminate before the date the Change in Control of the Company occurs, then the Company will pay to you in cash an amount determined under the following formula in lieu of any other amounts under the Agreement:

(1) multiplied by (2) multiplied by (3) divided by (4)

where (1) is $100, (2) is the number of Performance Units that were awarded to you under the Agreement, (3) is the number of days from (and including) the first day of the Performance Period to (and including) the date the Change in Control of the Company occurs, and (4) is the number of days during the Performance Period. Any amount payable to you pursuant to this Section 1.2 will be paid by the Company to you (a) ten (10) business days after the date the Change in Control of the Company occurs if the Change in Control of the Company qualifies as a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation, within the meaning of section 409A of the Internal Revenue Code of 1986, as amended and the Department of Treasury rules and regulations issued thereunder, or (b) on the Scheduled Payment Date if the Change in Control of the Company does not so qualify. Such payment will be made to you in exchange for the Performance Units and thereafter you shall have no further rights with respect to such Performance Units or the Agreement and the Company Group will have no further obligations to you pursuant to the Performance Units or the Agreement.

1.3 Disability. Notwithstanding any other provision of the Agreement or these Terms and Conditions to the contrary, if you become permanently disabled before the last day of the Performance Period and while in the active employ of one or more members of the Company Group, then the number of Performance Units issued to you under the Agreement shall automatically be reduced (without action by you and/or the Company) on the date your employment relationship with the Company terminates to that number of Performance Units determined under the following formula (the “Disability Adjusted Performance Units”):

(1) multiplied by (2) multiplied divided by (3)

where (1) is the number of Performance Units that were awarded to you under the Agreement, (2) is the number of days from (and including) the first day of the Performance Period to (and including) the day you become permanently disabled, and (3) is the number of days during the Performance Period. The excess of the Performance Units that were originally awarded to you under the Agreement over the Disability Adjusted Performance Units shall be immediately forfeited on the date of the termination of your employment relationship with the Company Group due to your becoming permanently disabled. Any amount payable to you pursuant to this Section 1.3 will be paid on the Scheduled Payment Date.

For purposes of this Section 1.3, you will be “permanently disabled” if you (a) are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) are, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company Group.

1.4 Death. Notwithstanding any other provision of the Agreement or these Terms and Conditions to the contrary, if you die before the last day of the Performance Period and while in the active employ of one or more members of the Company Group, then the number of Performance Units issued to you under the Agreement shall automatically be reduced (without action by you and/or the Company) on the date your employment relationship with the Company terminates to that number of Performance Units determined under the following formula (the “Deceased Adjusted Performance Units”):

(1) multiplied by (2) divided by (3)

where (1) is the number of Performance Units that were awarded to you under the Agreement, (2) is the number of days from (and including) the first day of the Performance Period to (and including) the date of your death, and (3) is the number of days during the Performance Period. The excess of the Performance Units that were originally awarded to you under the Agreement over the Deceased Adjusted Performance Units shall be immediately forfeited on the date of the termination of your employment relationship with the Company Group due to death. Any amount payable to you pursuant to this Section 1.4 will be paid on the Scheduled Payment Date. Such payment will be made in exchange for the Performance Units and thereafter your estate and heirs, executors, administrators shall have no further rights with respect to such Performance Units or the Agreement and the Company Group will have no further obligations pursuant to the Performance Units or the Agreement.

1.5 Retirement. Notwithstanding any other provision of the Agreement or these Terms and Conditions to the contrary, if your employment with the Company Group terminates as a result of your Retirement before the last day of the Performance Period, then the number of Performance Units issued to you under the Agreement shall automatically be reduced (without further action by you and/or the Company) on the date your employment relationship with the Company Group terminates to that number of Performance Units determined under the following formula (the “Retirement Adjusted Performance Units”):

(1) multiplied by (2) divided by (3)

where (1) is the number of Performance Units that were originally awarded to you under the Agreement, (2) is the number of days from (and including) the first day of the Performance Period to (and including) the date your employment relationship with the Company Group terminates due to Retirement, and (3) is the number of days during the Performance Period. The excess of the Performance Units that were originally awarded to you under the Agreement over the Retirement Adjusted Performance Units shall be immediately forfeited on the date of the termination of your employment relationship with the Company Group due to Retirement. Any amount payable to you pursuant to this Section 1.5 will be paid on the Scheduled Payment Date. For purposes of this Section 1.5, the term “Retirement” means the voluntary termination of your employment relationship with the Company Group on or after the date on which you are at least 55 years of age (not rounded up) and you have completed at least ten whole years of service with the Company Group (not rounded up).

2.	PROHIBITED ACTIVITY. Notwithstanding any other provision of these Terms and Conditions or the Agreement, if you engage in a “Prohibited Activity,” as described below, while employed by one or more members of the Company Group, during the Performance Period or within two years after the date your employment with the Company Group terminates, then your right to receive payment under the Agreement, to the extent still outstanding at that time, shall be completely forfeited. A “Prohibited Activity” shall be deemed to have occurred, as determined by the Committee in its sole and absolute discretion, if you (i) divulge any non-public, confidential or proprietary information of the Company or of its past, present or future affiliates (collectively, the “Baker Hughes Group”), but excluding information that (a) becomes generally available to the public other than as a result of your public use, disclosure, or fault, or (b) becomes available to you on a non-confidential basis after your employment termination date from a source other than a member of the Baker Hughes Group prior to the public use or disclosure by you, provided that such source is not bound by a confidentiality agreement or otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation, or (ii) directly or indirectly, consult with or become affiliated with, conducts, participate or engage in, or becomes employed by, any business that is competitive with the business of any member of the Baker Hughes Group, wherever from time to time conducted throughout the world, including situations where you solicit or participate in or assist in any way in the solicitation or recruitment, directly or indirectly, of any employees of any member of the Baker Hughes Group.

3.	TAX WITHHOLDING. To the extent that the receipt of the Performance Units or any payment pursuant to the Agreement results in income, wages or other compensation to you for any income, employment or other tax purposes with respect to which the Company has a withholding obligation, you shall deliver to the Company at the time of such receipt or payment, as the case may be, such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and, if you fail to do so, the Company is authorized to withhold from any payment under the Agreement or from any cash or stock remuneration or other payment then or thereafter payable to you any tax required to be withheld by reason of such taxable income, wages or compensation.

4.	NONTRANSFERABILITY. The Agreement is not transferable by you otherwise than by will or by the laws of descent and distribution.

5.	CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The existence of the Performance Units shall not affect in any way the right or power of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

6.	PERFORMANCE UNITS DO NOT AWARD ANY RIGHTS OF A SHAREHOLDER. You shall not have the voting rights or any of the other rights, powers or privileges of a holder of the stock of the Company with respect to the Performance Units that are awarded hereby.

7.	EMPLOYMENT RELATIONSHIP. For purposes of the Agreement, you shall be considered to be in the employment of the Company Group as long as you have an employment relationship with the Company Group. The Committee shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, under the Plan and the Committee’s determination shall be final and binding on all persons.

8.	NOT AN EMPLOYMENT AGREEMENT. The Agreement is not an employment agreement, and no provision of the Agreement shall be construed or interpreted to create an employment relationship between you and the Company or any Affiliate or guarantee the right to remain employed by the Company or any Affiliate for any specified term.

9.	LIMIT OF LIABILITY. Under no circumstances will the Company or an Affiliate be liable for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan.

10.	EMPLOYER LIABLE FOR PAYMENT. Except as specified in Section 1.2, the legal entity that is a member of the Company Group and that is classified by the Company Group as your employer (the “Employer”) is liable for the payment of any amounts that become due under the Agreement.

11.	DATA PRIVACY. The Company’s Human Resources Department in Houston, Texas (U.S.A.) administers and maintains the data regarding the Plan, the awardees and the performance units granted to awardees for all employees in the Company Group worldwide.

The data administered and maintained by the Company includes information that may be considered personal data, including the name of the awardee, the award granted and the number of performance units included in any award (“Employee Personal Data”). From time to time during the course of your employment in the Company Group, the Company may transfer certain of your Employee Personal Data to Affiliates as necessary for the purpose of implementation, administration and management of your participation in the Plan (the “Purposes”), and the Company and its Affiliates may each further transfer your Employee Personal Data to any third parties assisting the Company in the implementation, administration and management of the Plan (collectively, “Data Recipients”). The countries to which your Employee Personal Data may be transferred may have data protection standards that are different than those in your home country and that offer a level of data protection that is less than that in your home country.

In accepting the award of the Performance Units set forth in the Agreement, you hereby expressly acknowledge that you understand that from time to time during the course of your employment in the Company Group the Company may transfer your Employee Personal Data to Data Recipients for the Purposes. You further acknowledge that you understand that the countries to which your Employee Personal Data may be transferred may have data protection standards that are different than those in your home country and that offer a level of data protection that is less than that in your home country.

Further, in accepting the award of the Performance Units set forth in the Agreement, you hereby expressly affirm that you do not object, and you hereby expressly consent, to the transfer of your Employee Personal Data by the Company to Data Recipients for the Purposes from time to time during the course of your employment in the Company Group.

12.	RECOUPMENTS. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, if you are then a current or former executive officer of the Company you shall forfeit and must repay to the Company any compensation awarded under the Agreement to the extent specified in any of the Company’s compensation recoupment policies established or amended (now or in the future) in compliance with the rules and standards of the Securities and Exchange Commission Committee under or in connection with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Further, if the Company is required to prepare an accounting restatement due in whole or in part to your misconduct, you shall forfeit and must repay to the Company any compensation awarded under the Agreement to the extent required by the Board of Directors of the Company in accordance with the terms of the Company’s compensation recoupment policy as in effect on January 23, 2014.

13.	MISCELLANEOUS. The Agreement is awarded pursuant to and is subject to all of the provisions of the Plan, including amendments to the Plan, if any. In the event of a conflict between these Terms and Conditions and the Plan provisions, the Plan provisions will control. The terms “you” and “your” refer to the Participant named in the Agreement. Capitalized terms that are not defined herein shall have the meanings ascribed to such terms in the Plan or the Agreement